                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Patriot American Hospitality, Inc.          Patriot American Hospitality
------------------------------------        ------------------------------------
(Exact name of registrant or                Operating Company
 organization)                              -----------------
                                            (Exact name of registrant or
                                            organization)

Delaware                                    Delaware
------------------------------------        ------------------------------------
(State of incorporation or                  (State of incorporation or
organization)                                organization)

94-0358820                                  94-2878485
------------------------------------        ------------------------------------
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

3030 LBJ Freeway, Suite 1500                3030 LBJ Freeway, Suite 1500
Dallas, TX  75234                           Dallas, TX  75234
------------------------------------        ------------------------------------
(Address of principal executive             (Address of principal executive
officers)                                   officers)

If this Form relates to the                 If this Form relates to the
registration of a class of debt             registration of a class of debt
securities and is effective upon            securities and is effective upon
filing pursuant to General                  filing pursuant to General
Instruction A(c)(1) please check            Instruction A(c)(1) please check
the following box. [_]                      the following box. [_]

If this Form relates to the                 If this Form relates to the
registration of a class of debt             registration of a class of debt
securities and is to become                 securities and is to become
effective simultaneously with               effective simultaneously with
the effectiveness of a concurrent           the effectiveness of a concurrent
registration statement under the            registration statement under the
Securities Act of 1933 pursuant to          Securities Act of 1933 pursuant to
General Instruction A(c)(2) please          General Instruction A(c)(2) please
check the following box. [_]                check the following box. [_]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered          Title of class to be so registered
------------------------------------        ------------------------------------
Common Stock, par value $.01                Common Stock, par value $.01

Name of each exchange on which each         Name of each exchange on which each
class is to be registered                   class is to be registered
------------------------------------        ------------------------------------
The New York Stock Exchange                 The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrants' Securities to be Registered
         -------------------------------------------------------

     A description of the shares of common stock, par value $.01, of Patriot American Hospitality, Inc. and the shares of common stock, par value $.01, of Patriot American Hospitality Operating Company, which shares are paired and trade as a single unit, is set forth under the heading "Description of Capital Stock" in the Registration Statement on Form S-4 (Registration Statement Nos. 333-28085 and 333-28085-1) of California Jockey Club and Bay Meadows Operating Company (predecessors of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company, respectively) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 30, 1997, which information is incorporated herein by reference and attached hereto as
Exhibit 14.


Item 2.  Exhibits
         --------

     (1) Annual Report on Form 10-K for California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319 and 001-09320) for the fiscal year ended December 31, 1996.

     (2) Current Reports on Form 8-K dated (i) February 24, 1997 (Nos. 001-09319 and 001-09320 filed March 3, 1997) and (ii) May 28, 1997 (Nos.
         001-09319 and 001-09320 filed June 5, 1997).

     (3) Quarterly Report on Form 10-Q (Nos. 001-09319 and 001-09320) for the fiscal quarter ended March 31, 1997.

     (4) Quarterly Report on Form 10-Q/A (Nos. 001-09319 and 001-09320) for the fiscal quarter ended March 31, 1997 (filed May 16, 1997).

     (5) Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc., which constitutes a part of the Registration Statement on Form S-4 of California Jockey Club and Bay Meadows Operating Company (Registration Statement Nos. 333-28085 and 333-28085-1), as mailed to stockholders of California Jockey Club and Bay Meadows Operating Company.

     (6) Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc., which constitutes a part of the Registration Statement on Form S-4 of California Jockey Club and Bay Meadows Operating Company (Registration Statement Nos. 333-28085 and 333-28085-1), as mailed to stockholders of Patriot American Hospitality, Inc.

     (7) Amended and Restated Certificate of Incorporation of Patriot American Hospitality, Inc.

     (8) Amended and Restated Bylaws of Patriot American Hospitality, Inc.

     (9) Amended and Restated Certificate of Incorporation of Patriot American Hospitality Operating Company.

    (10) Amended and Restated Bylaws of Patriot American Hospitality Operating Company.

    (11) A specimen certificate for shares of Common Stock of Patriot American Hospitality, Inc. and shares of Common Stock of Patriot American Hospitality Operating Company.

    (12) Annual Report to Stockholders of California Jockey Club.

    (13) Annual Report to Stockholders of Bay Meadows Operating Company.

   *(14) "Description of Capital Stock" section of Registration Statement on
         Form S-4 (Registration Statement Nos. 333-28085 and 333-28085-1) of California Jockey Club and Bay Meadows Operating Company filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 30, 1997.

________________
*Filed herewith.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         PATRIOT AMERICAN HOSPITALITY, INC.



June 25, 1997                            By:  /s/ Cindy Pervenanze
                                              --------------------
                                         Name:  Cindy Pervenanze
                                         Title: Vice President - Financial
                                                Reporting


                                         PATRIOT AMERICAN HOSPITALITY
                                         OPERATING COMPANY



June 25, 1997                            By:  /s/ Cindy Pervenanze
                                              --------------------
                                         Name:  Cindy Pervenanze
                                         Title: Vice President - Financial
                                                Reporting

                                 EXHIBIT INDEX


     Exhibit
     -------

     (1) Annual Report on Form 10-K for California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319 and 001-09320) for the fiscal year ended December 31, 1996.

     (2) Current Reports on Form 8-K dated (i) February 24, 1997 (Nos. 001-09319 and 001-09320 filed March 3, 1997) and (ii) May 28, 1997 (Nos.
         001-09319 and 001-09320 filed June 5, 1997).

     (3) Quarterly Report on Form 10-Q (Nos. 001-09319 and 001-09320) for the fiscal quarter ended March 31, 1997.

     (4) Quarterly Report on Form 10-Q/A (Nos. 001-09319 and 001-09320) for the fiscal quarter ended March 31, 1997 (filed May 16, 1997).

     (5) Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc., which constitutes a part of the Registration Statement on Form S-4 of California Jockey Club and Bay Meadows Operating Company (Registration Statement Nos. 333-28085 and 333-28085-1), as mailed to stockholders of California Jockey Club and Bay Meadows Operating Company.

     (6) Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc., which constitutes a part of the Registration Statement on Form S-4 of California Jockey Club and Bay Meadows Operating Company (Registration Statement Nos. 333-28085 and 333-28085-1), as mailed to stockholders of Patriot American Hospitality, Inc.

     (7) Amended and Restated Certificate of Incorporation of Patriot American Hospitality, Inc.

     (8) Amended and Restated Bylaws of Patriot American Hospitality, Inc.

     (9) Amended and Restated Certificate of Incorporation of Patriot American Hospitality Operating Company.

    (10) Amended and Restated Bylaws of Patriot American Hospitality Operating Company.

    (11) A specimen certificate for shares of Common Stock of Patriot American Hospitality, Inc. and shares of Common Stock of Patriot American Hospitality Operating Company.

    (12) Annual Report to Stockholders of California Jockey Club.

    (13) Annual Report to Stockholders of Bay Meadows Operating Company.

   *(14) "Description of Capital Stock" section of Registration Statement on
         Form S-4 (Registration Statement Nos. 333-28085 and 333-28085-1) of California Jockey Club and Bay Meadows Operating Company filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 30, 1997.

_______________
*Filed herewith.